Simmons Bedding Company Obtains Extensions of Current Forbearance Periods to June 30, 2009
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ATLANTA, May 27, 2009 – Simmons Bedding Company (“Simmons Bedding”), a subsidiary of Simmons Company (“Simmons” or the “Company”) and a leading manufacturer of premium-branded bedding products, today announced that it has reached agreements with the majorities of both its senior bank lenders and holders of its $200.0 million 7.875% senior subordinated notes as required to amend the current forbearance agreements to extend the forbearance periods from May 31, 2009 to June 30, 2009.

Both agreements still include an option to further extend their respective forbearance periods through July 31, 2009 under certain conditions. Further, the amendment to the forbearance agreement with Simmons’ senior bank lenders is subject to the Company meeting certain conditions by June 8, 2009, including continued progress in its restructuring efforts.

As previously disclosed, Simmons is working with key stakeholders to implement a restructuring in a manner that maximizes value, preserves its relationships with customers and protects suppliers and other constituents.

About Simmons Bedding Company
Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest Studio™, BeautySleep®, ComforPedic by Simmons™, Natural Care®, Beautyrest Beginnings™ and Deep Sleep®. Simmons Bedding operates 19 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons Bedding also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons Bedding is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

This news release includes forward-looking statements that reflect Simmons Company and its subsidiaries’ (collectively referred to as “Simmons”) current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements speak only as of the date hereof. These forward-looking statements are expressed in good faith and Simmons believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’s expectations.  These factors include, but are not limited to: (i) competitive pressures in the bedding industry; (ii) general economic and industry conditions; (iii) the success of Simmons’s new products and the future costs to roll out such products; (iv) legal and regulatory requirements; (v) interest rate and credit market risks; (vi) Simmons’s ability to comply with covenants in, and any defaults under, Simmons’s debt agreements or instruments; (vii) Simmons’s ability to (a) comply with the terms of the forbearance agreements including meeting certain conditions contained therein that require continued progress in Simmons’s restructuring efforts, (b) obtain further extensions to the forbearance periods, or (c) develop and implement a restructuring on acceptable terms, on a timely basis or at all; (viii) compliance by the lenders and note holders with the terms of the forbearance agreements; (ix) increased cost of credit and associated fees resulting from the forbearance agreement extensions, any waiver or modification of the senior credit facility by the lenders or any waiver or modification of the senior subordinated notes or other indebtedness; (x) Simmons being required to immediately repay all amounts outstanding under the senior credit facility resulting from the noncompliance with the covenants which could in turn result in a default under Simmons’s subordinated notes and discount notes and Simmons Holdco’s indebtedness; (xi) Simmons’s relationships with and viability of its suppliers and other vendors; (xii) fluctuations in Simmons’s costs of raw materials and energy prices; (xiii) Simmons’s relationship with and viability of significant customers and licensees; (xiv) Simmons’s ability to hold or increase prices on its products and the related effect on its unit sales; (xv) an increase in Simmons’s return rates and warranty claims; (xvi) Simmons’s labor relations; (xvii) encroachments on Simmons’s intellectual property; (xviii) Simmons’s product liability claims; (xix) Simmons’s level of indebtedness; (xx) foreign currency exchange rate risks; (xxi) Simmons’s future acquisitions; (xxii) Simmons’s ability to achieve the expected benefits from any personnel realignments; (xxiii) higher bad debt expense as a result of increased customer bankruptcies due to instability in the economy and slowing consumer spending; (xxiv) Simmons’s ability to maintain sufficient liquidity to operate its business; and (xxv) other risks and factors identified from time to time in Simmons’s reports filed with the Securities and Exchange Commission. Simmons undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.